UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 22, 2022
Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
520 Applewood Crescent
Vaughan, Ontario
Canada L4K 4B4
(Address of Principal Executive Offices)(Zip Code)
(905) 695-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, the board of directors (the “Board”) of Bausch + Lomb Corporation (the “Company”) has begun a search for a new Chief Executive Officer. In connection with the foregoing, the Company and Joseph C. Papa entered into a Separation Agreement, dated July 19, 2022 (the “Separation Agreement”). On December 22, 2022, the Company and Mr. Papa entered into an Amended and Restated Separation Agreement (the “A&R Separation Agreement”) pursuant to which Mr. Papa agreed to continue serving as Chief Executive Officer until at least March 4, 2023 and lasting until such date as the Board determines in its discretion or his successor is appointed, but no later than June 30, 2023. In addition, pursuant to the A&R Separation Agreement: (i) Mr. Papa’s severance benefits in respect of his 2023 prorated annual bonus will be, in lieu of an annual bonus based on actual performance that is prorated based on the date of his termination, an amount equal to $1,200,000, representing his target annual bonus that is prorated by fifty percent, and payable upon his termination date; and (ii) on Mr. Papa’s termination date, in lieu of prorated vesting, partial vesting of a set number of his May 2022 founders grant, in the amount of (a) 315,592 of his founder grants in the form of restricted stock units that will accelerate and vest, but the shares received upon settlement will still remain fully restricted and nontransferable until the earliest to occur of the distribution date, a change in control, the date the Board determines that the Company will no longer pursue a distribution, and the two-year anniversary Mr. Papa’s termination date (such applicable date, the “Unrestricted Date”), and (b) 1,248,496 of his founder grants in the form of stock options that will remain eligible to vest upon the Unrestricted Date and remain exercisable for two years following the Unrestricted Date.
The foregoing is a summary description of certain terms of the A&R Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the A&R Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.
Item 7.01 Regulation FD Disclosure.
On December 22, 2022, the Company issued a press release announcing the foregoing update. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated December 22, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Christina Ackermann
Name:	Christina Ackermann
Title:	Executive Vice President, General Counsel
Date: December 22, 2022